                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [X]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ]  Confidential, for the Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                          Allied Research Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

Zilkha Capital Partners, L.P., Lt. General William M. Keys, USMC (Ret.), John P.
         Rigas, Jean-Claude Roch, John R. Torell III, Donald E. Zilkha
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

NEWS RELEASE                       MacKenzie
                                   Partners, Inc.

CONTACTS:                          156 Fifth Avenue, New York, NY 10010
John Pigas                         Tel: 212-929-5500  Fax: 212-929-0308
Zilkha Capital Partners, L.P.      E-mail: proxy@mackenziepartners.com
(212) 935-9797
or                                 1888 Century Park East, Los Angeles, CA 90067
Stanley J. Kay                     Tel: 310-284-3110  Fax: 310-284-3140
MacKenzie Partners, Inc.
(212) 929-5940

FOR IMMEDIATE RELEASE
---------------------

  ZILKHA CAPITAL BELIEVES SHAREHOLDERS WILL CONTINUE TO SUPPORT NEW NOMINESS
                          DESPITE ISS RECOMMENDATION


NEW YORK, NEW YORK, June 7, 1999--Zilkha Capital Partners, L.P. announced today that though it did not receive a recommendation for its slate of directors from proxy advisory firm Institutional Shareholder Services, it was pleased that ISS acknowledged the soundness of its ideas for improving performance at Allied Research Corporation (AMEX: ALR), and is convinced that it will receive strong support from shareholders.

John P. Rigas, co-managing partner of Zilkha Capital, commented, "Obviously, we would have liked to have had the full support of ISS. However, it is clear from the report that ISS recognizes our ideas and the message that Allied Research is undervalued and in need of change. I specifically point to the section in the ISS report which states:

        'ZCP, however, is not without sound ideas, and we point with particular interest to more rigorous financial management, such as arranging better credit terms and redeploying tied-up cash. The Zilkas, after all have built their reputations in international banking, and ZCP also has a track record of success having jumpstarted Colt and, with Saco, regenerated a small arms powerhouse.'"

"We take exception with ISS," Mr. Rigas continues, "in its belief that the Company's performance - as reflected by a 1-year return of negative 43% and a 5-year return of 6.1%, during one of the biggest bull markets ever - does not make it an underperformer."

Mr. Rigas concludes, "We are certain that many shareholders both large and small will continue to agree with us that Allied Research is a troubled Company and that the current Board and management, based on the Company's operating and stock price performance, are not qualified to lead a turnaround to enhance value for the benefit of all shareholders."



                                    # # #